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                                                                   EXHIBIT 10.13


                                                                  EXECUTION COPY















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                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                        SATURN ELECTRONICS TEXAS, L.L.C.

                                       AND

                                  COMERICA BANK

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                                 LOAN AGREEMENT



         THIS LOAN AGREEMENT, made this 16th day of April, 1998, by and between Saturn Electronics Texas, L.L.C., a Texas limited liability company, of Auburn Hills, Michigan (herein called "Company"), and Comerica Bank, a Michigan banking corporation of Detroit, Michigan (herein called "Bank");

         RECITALS:

         A.    Company desires to obtain a revolving credit facility from Bank.

         B. Bank is willing to extend such credit to Company on the terms and conditions herein set forth.

         NOW, THEREFORE, Company and Bank agree as follows:

         1.    THE INDEBTEDNESS: Revolving Credit

         1.1 Bank agrees to lend to Company at any time and from time to time from the effective date hereof sums not to exceed Five Million Dollars ($5,000,000) in aggregate principal amount at any one time outstanding. The borrowings hereunder shall be evidenced by a Revolving Credit Note (herein called "Revolving Credit Note") in form similar to that annexed hereto as Exhibit "A" under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

         1.2 The principal indebtedness represented by the Revolving Credit Note and all interest thereon shall be payable on or before June 1, 1999. Company agrees to pay interest on the unpaid principal balance of the Revolving Credit Note from time to time outstanding at a per annum rate equal to Bank's Prime Rate. Upon the occurrence of any event of default hereunder, interest shall accrue on the unpaid principal balance at the per annum rate of three percent (3%) above the rate otherwise applicable hereunder. Interest shall be payable monthly commencing on May 1, 1998 and on the first day of each month thereafter. Interest shall be computed on a daily basis using a year of 360 days, assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate. "Prime Rate" shall mean the rate of interest established by Bank as its prime rate for its borrowers as the same may be changed from time to time, which may not necessarily be Bank's lowest rate for loans.

         A late installment charge equal to five percent (5%) of each late installment may be charged on any installment payment not received by Bank within ten (10) calendar days after the installment due date but acceptance of this charge shall not waive any default or event of default under this Agreement.




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         1.3   Bank shall not lend under the Revolving Credit Note unless
Company shall have first filed with Bank a Request for Draw and Certificate of Compliance (as of the date of the borrowing) in form similar to that annexed hereto as Exhibit "B", executed by an authorized officer of Company. Bank may, at its option, lend under the Revolving Credit Note upon the telephone request of an authorized officer of Company and, in the event Bank makes any such advance upon a telephone request, such telephone request shall be deemed to be a certification as of such date of the information set forth in the Request for Draw and Certificate of Compliance form.

         1.4 In addition to advances under the Revolving Credit Note to be provided to Company by Bank under and pursuant to Section 1.1 of this Agreement, Bank may issue, or commit to issue, from time to time, standby letters of credit for the account of Company (herein individually called a "Letter of Credit" and collectively "Letters of Credit") in aggregate undrawn amounts not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) at any one time outstanding; provided, however that the sum of the aggregate amount of advances outstanding under the Revolving Credit Note plus the Reserve shall not exceed Five Million Dollars ($5,000,000) at any one time; provided further, that no Letter of Credit shall, by its terms, have an expiration date of longer than one year from the date of issuance; and provided further, that in no case shall any Letter of Credit have an expiration date later than the maturity date of the Revolving Credit Note. In addition to the terms and conditions of this Agreement, the issuance of any Letters of Credit shall also be subject to the terms and conditions of any applications and agreements executed and delivered by Company with respect thereto. Company shall pay to Bank annually in advance a fee equal to 1-1/4% per annum of the amount of each Letter of Credit. "Reserve" shall mean an amount equal to the undrawn amount of all outstanding Letters of Credit plus the unreimbursed amount of any drawings under Letters of Credit.

         1.5 Company acknowledges and agrees that the sum of the advances outstanding under this Section 1 and the Reserve shall never exceed the advance formula set forth in the Advance Formula Agreement dated as of the date hereof by Company in favor of Bank or in any Advance Formula Agreement given in substitution therefor. Company shall immediately make all payments necessary to comply with the provisions of this Section 1.5.

         1.6 Company may prepay the Revolving Credit Note in whole or in part without premium or penalty.

         1.7 Proceeds of the Revolving Credit Note shall be used for general corporate and working capital purposes of Company.

         2.    CONDITIONS AND SECURITY

         2.1 Company agrees to furnish Bank, prior to the initial borrowing hereunder, in form to be satisfactory to Bank, with (i) certified copies of resolutions of all of the members of Company evidencing approval of the borrowings hereunder, (ii) certified copies of Company's

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Articles of Organization and Membership Regulations, and (iii) a certificate of good standing from the State of Company's formation and from each jurisdiction in which it is required to be qualified to do business.

         2.2 As security for all indebtedness of Company to Bank hereunder and under the Revolving Credit Note as herein provided, Company agrees to furnish, execute and deliver to Bank or cause to be furnished, executed and delivered to Bank prior to or simultaneously with the initial borrowing hereunder, in form to be satisfactory to Bank and supported by appropriate resolution in certified form authorizing same, the following (all of which is herein collectively called the "Collateral"):

         (a) Security Agreement granting to Bank first priority security interests in and covering all of Company's machinery and equipment, furniture and fixtures, and other tangible personal property, whether then owned or thereafter acquired;

         (b) Security Agreement granting to Bank first priority security interests in all of Company's present and future accounts receivable, inventories, contract rights, chattel paper, inventory, general intangibles and instruments and such additional documents as relate thereto or shall be required by the terms of said Security Agreements or this Agreement;

         (c) Financing Statements required or requested by Bank to perfect all security interests to be conferred upon Bank under this Agreement and to accord Bank a perfected first priority security position under the Uniform Commercial Code;

         (d) Such documents or certificates as may be requested by Bank and/or are required under the terms of any and every Security Agreement; and

         (e) Such other documents or agreements of security and appropriate assurances of validity and perfected first priority of lien or security interest as Bank may request at any time.

         3.    REPRESENTATIONS AND WARRANTIES

         Company represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:


         3.1 Company is a limited liability company duly organized and existing in good standing under the laws of the State of Texas; Company is in good standing in each jurisdiction in which it is required to be qualified to do business; execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Revolving Credit Note by Company are within its limited liability company powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Organization or Membership Regulations, and do not require the consent or approval



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of any governmental body, agency or authority; and this Agreement and the other documents and instruments required under this Agreement and the Revolving Credit Note, when issued and delivered, will be valid and binding in accordance with their terms.

         3.2 The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Revolving Credit Note by Company are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which Company is a party or by which it is bound, the violation of which could materially impair Company's financial condition or ability to carry on its business.

         3.3 No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of Company is threatened against Company, the outcome of which could materially impair the financial condition of Company or the ability of Company to carry on its business.

         3.4 There are no security interests in, liens, mortgages, or other encumbrances on any of Company's assets, except to Bank or as otherwise permitted by this Agreement.

         3.5 Company does not maintain or contribute to any employee pension benefit plan subject to title IV of the "Employee Retirement Income Security Act of 1974" (herein called "ERISA") except the plans described in attached Schedule
3.5 (herein called "Pension Plan"). There was no "unfunded past service liability" of the Pension Plan, as of December 31, 1997, and there is no accumulated funding deficiency within the meaning of ERISA, or any existing liability with respect to the Pension Plan owed to the Pension Benefit Guaranty Corporation or any successor thereto.

         3.6 The opening balance sheet of Company dated February 28, 1998, previously furnished Bank, is complete and correct and fairly presents the assets and liabilities of Company; since said date there has been no material adverse change in the financial condition of Company; to the best of the knowledge of Company's officers, Company does not have any contingent obligations (including any liability for taxes) not disclosed by or reserved against in said balance sheet, and at the present time there are no material unrealized or anticipated losses from any present commitment of Company.

         3.7 All tax returns and tax reports of Company required by law to be filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Company (or any of its properties) which are due and payable have been paid. The charges, accruals and reserves on the books of Company in respect of the Federal income tax for all periods are adequate in the opinion of Company.

         3.8 There are no subsidiaries of Company, except Saturn Electronics de Juarez, S.A. ("Saturn Mexico").


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         3.9   Company is, in the conduct of its business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to it, the enforcement of which, if Company were not in compliance, would materially and adversely affect its business or the value of its property or assets, taken as a whole. Company has all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of its business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have can be cured without having a material adverse effect on the operation of such business, taken as a whole.

         3.10 No representation or warranty by Company in this Agreement, nor any statement or certificate (including financial statements) furnished or to be furnished to Bank pursuant hereto contains or will contain any materially untrue statement of any fact or omits or will omit to state a fact necessary to make such representation, warranty, statement or certificate not misleading.

         3.11 Except as disclosed by Company to Bank in writing prior to the date of this Agreement, Company is not a party to any litigation or administrative proceeding, nor so far as is known by Company is any litigation or administrative proceeding threatened against Company, which in either case
(A) asserts or alleges that Company violated Environmental Laws (as defined in Section 6.1), (B) asserts or alleges that Company is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (C) asserts or alleges that Company is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by Company.

         3.12 To the best knowledge of Company, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject Company to damages, penalties, injunctive relief or cleanup costs under any applicable Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to applicable Environmental Laws by Company.

         3.13 Company is not subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Laws and to the best knowledge of the Company, Company has not been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws.

         3.14 Company has all permits, licenses and approvals required under applicable Environmental Laws.

         3.15 There has been delivered to Bank projected financial statements for 1998 and 1999, including balance sheets and statements of cash flows and income. Such projected


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financial statements present a good faith estimate by Company of the financial information contained therein.

         4.    AFFIRMATIVE COVENANTS

         Company covenants and agrees that it will, so long as Bank is committed to make any advance under this Agreement and thereafter so long as any indebtedness remains outstanding under this Agreement:

         4.1   Furnish Bank:

         (a) within one hundred twenty (120) days after and as of the end of each fiscal year of Company, detailed financial statements of Company, including a balance sheet, statements of profit and loss and cash flows and surplus reconciliation, prepared and reviewed by independent certified public accountants satisfactory to Bank;

         (b) within forty-five (45) days after and as of the end of each month, a balance sheet and statement of profit and loss and surplus reconciliation of Company certified by the chief financial officer or treasurer of Company as being materially correct and accurate;

         (c) within twenty (20) days after and as of the end of each month, the monthly aging of Company's accounts and accounts payable and an inventory report;

         (d) within twenty (20) days after and as of the end of each month, a borrowing base report in form acceptable to Bank;

         (e) such information as required by the terms and conditions of any security agreements referred to in this Agreement; and

         (f) promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time.

         4.2 Pay and discharge all taxes and other governmental charges, and all contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

         4.3 Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, other than those policies protecting against


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casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Company and Bank as their respective interests may appear, all said policies or copies thereof, including all endorsements thereon and those required hereunder, to be deposited with Bank.

         4.4 Permit Bank, through its authorized attorneys, accountants and representatives, to examine Company's books, accounts, records, ledgers and assets of every kind and description at all reasonable times during normal business hours upon oral or written request of Bank, which shall include but shall not be limited to audits of Company conducted by Bank. Company shall be obligated to pay for one collateral audit per year. Company shall be obligated to pay for additional audits only if Company is in default hereunder.

         4.5 Promptly notify Bank of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute an event of default under this Agreement, and promptly inform Bank of the existence or occurrence of any condition or event which could have a material adverse effect upon Company's financial condition or of the commencement of any litigation against Company.

         4.6 Maintain in good standing all licenses required by the State of Texas or any agency thereof, or other governmental authority that may be necessary or required for Company to carry on its general business objects and purposes.

         4.7 Furnish Bank, upon Bank's request, in form satisfactory to Bank with pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of Company's real or personal property, of every nature and description, whether now owned or hereafter acquired, to the extent that Bank may in its sole discretion require.

         4.8 Comply with all material requirements imposed by ERISA as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of the Pension Plan, if applicable.

         4.9 Promptly notify Bank after the occurrence thereof in writing of any of the following events:

         (a) the termination of a Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

         (b) the appointment of a trustee by a United States District Court to administer the Pension Plan;

         (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate a Pension Plan;


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         (d)   the failure of a Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of 1954, as amended or any similar provision under the Internal Revenue Code of 1986, as amended;

         (e)   the withdrawal of Company from any Pension Plan; or

         (f)   a reportable event, within the meaning of Title IV of ERISA.

         4.10 Furnish to the Bank concurrently with the delivery of each of the financial statements required by Section 4.1(a) and (b) (and in the case of (b) for the months ending March 31, June 30 and September 30) hereof, a statement prepared and certified by the chief executive or financial officer or treasurer of Company (or in his absence, a responsible senior officer of Company) stating that as of the date thereof, no condition or event which constitutes an event of default or which with the running of time and/or the giving of notice would constitute an event of default has occurred and is continuing, or if any such event or condition has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action taken with respect thereto taken or contemplated to be taken by Company and (c) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination sufficient to assure that such certificate is accurate.

         5.    NEGATIVE COVENANTS

         Company covenants and agrees that, so long as Bank may make any advances under this Agreement and thereafter so long as any indebtedness remains outstanding under this Agreement, it will not, without the prior written consent of Bank:

         5.1 (a) Purchase, acquire or redeem any of its equity interests or make any material change in its capital structure or general business objects or purpose, or (b) declare or pay any dividends on, or make any other distributions (whether by reduction of capital or otherwise) with respect to, any equity interests of Company; provided, however, that if an event of default has not occurred and is then continuing, Company may redeem its equity interests or declare and pay dividends or other equity distributions in an amount not exceeding the amount necessary to enable the members of Company to pay their aggregate federal and state income taxes attributable to the undistributed income of Company.

         5.2 Enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any material part of its assets, except sales of inventory in the ordinary course of its business.

         5.3 Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except by endorsement for deposit in the ordinary course of business, and except for guaranties of obligations of Saturn Mexico not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any time.

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         5.4   Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

         (a)   indebtedness to Bank;

         (b) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of Company's business;

         (c) indebtedness listed on attached Schedule 5.4, and refinancings thereof in amounts not in excess of the original principal balance of such indebtedness; and

         (d) additional indebtedness incurred after the date of this Agreement not to exceed $500,000 in the aggregate outstanding at any time.

         (e) indebtedness to members of Company that is subordinated to all indebtedness of Company to Bank pursuant to written subordination agreements in form and substance satisfactory to Bank.

         5.5 Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition; provided, that if an event of default has not occurred and is then continuing, Company may engage in any acquisition otherwise prohibited by this Section 5.5 in which the total purchase price (including indebtedness assumed and all other consideration) paid or to be paid by Company does not exceed $500,000.

         5.6 Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any person, firm, corporation or other entity or association.

         5.7 Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except to Bank and except for liens securing debt permitted by Section 5.4(d) incurred to finance the acquisition of fixed or capital assets, provided that such liens do not at any time encumber any property other than the property financed by such debt.

         5.8 Sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Bank.


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         5.9   Enter into, maintain, or make contribution to, directly or indirectly, any employee pension plan that is subject to Title IV of ERISA, except the Pension Plan heretofore described.

         5.10  Reserved.

         5.11 Make loans, advances of credit or extensions of credit to any officer, manager or member of Company or any member of their immediate families or entity controlled by any of the foregoing or to any other person, except for sales on open account or in the ordinary course of business.

         5.12 Enter into or become subject to any agreement (other than this Agreement) (i) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of Company or (ii) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

         5.13 Materially alter the purpose of its businesses as specified in Company's Membership Regulations.

         5.14 Enter into any transaction or series of transactions with any affiliate other than on terms and conditions as favorable to Company as would be obtainable in a comparable arms-length transaction with a person other than an affiliate.

         6.    ENVIRONMENTAL PROVISIONS

         6.1 For the purposes of this Agreement the term "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of any nature, any hazardous or other toxic substances of any nature, whether liquid, solid and/or gaseous, including smoke, vapor, fumes, soot, acids, alkalis, chemicals, wastes, by-products, and recycled materials. These Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act of 1986, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect and local health department ordinances.

         6.2 Company shall comply in all material respects with all applicable Environmental Laws.

         6.3 Company shall provide to Bank, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or


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may require a financial contribution by Company or a cleanup, removal, remedial action, or other response by or on the part of Company under applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from Company for an alleged violation of Environmental Laws.

         6.4 Company shall promptly notify Bank in writing as soon as Company becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

         6.5 In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Company shall, at the reasonable request of Bank, at its sole expense, retain an environmental professional consultant, reasonably acceptable to Bank, to conduct a thorough and complete environmental audit regarding the changed condition and/or circumstance and any environmental concerns arising from that changed condition and/or circumstance. A copy of the environmental consultant's report will be promptly delivered to both Bank and Company upon completion.

         6.6 At any time Company, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, Company shall promptly provide Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, Company will promptly provide to Bank copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to Bank within 60 days following completion of the preliminary findings and conclusions.

         6.7 Company hereby indemnifies, saves and holds Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage of any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Environmental Laws, caused by or in any way related to any real property owned or operated by Company, or due to any acts of Company, its officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnification shall not be applicable when arising from events or conditions occurring while the Bank is in sole possession (subject to the rights of any creditors of Company) of the property. In no event shall Company be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising from any act of negligence of Bank, or its agents or employees.

         It is expressly understood and agreed that the indemnifications granted herein are intended to protect Bank, its past, present and future officers, directors, shareholders, employees, consultants and representatives from any claims that may arise by reason of the security interest,


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liens and/or mortgages granted to Bank, or under any other document or agreement given to secure repayment of any indebtedness from Company, whether or not such claims arise before or after Bank has foreclosed upon and/or otherwise become the owner of any such property. All obligations of indemnity as provided hereunder shall be secured by the collateral documents.

         It is expressly agreed and understood that the provisions hereof shall and are intended to be continuing and shall survive the repayment of any indebtedness from Company to Bank.

         6.8 Company shall maintain all permits, licenses and approvals required under applicable Environmental Laws.

         7.    EVENTS OF DEFAULT

         7.1 Upon non-payment of any installment of the principal or interest on the Revolving Credit Note when due in accordance with the terms thereof, or upon non-payment of any other outstanding indebtedness of Company to Bank hereunder or under any other instrument or evidence of indebtedness when due in accordance with the terms thereof, the Revolving Credit Note shall at Bank's option become immediately due and payable and Bank shall not make any further advances hereunder.

         7.2   Upon occurrence of any of the following events of default:

         (a) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 1.5, 4.1, 4.3, 4.4, 4.5, 4.9 or 4.10, 5 or 6 herein;

         (b) default in observance or performance of any of the other conditions, covenants or agreements of Company herein set forth, and continuance thereof for thirty (30) days after notice to Company by Bank;

         (c) any representation or warranty made by Company herein or by Company in any instrument submitted pursuant hereto proves untrue in any material respect;

         (d) default in the observance or performance of any of the conditions, covenants or agreements of Company or any other person set forth in any collateral document of security which may be given to secure the indebtedness hereunder or in any other collateral document related to or connected with this Agreement or the indebtedness hereunder, and continuation of such default beyond any period of grace specified in any such document;

         (e) default in the payment of any other obligation of Company for borrowed money in excess of $75,000, or in the observance or performance of any conditions, covenants or agreements related or given with respect thereto beyond any applicable grace or cure period;


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         (f)   judgments for the payment of money in excess of the sum of Fifty
               Thousand Dollars ($50,000) in the aggregate shall be rendered against Company and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of sixty (60) consecutive days from the date of its entry;

         (g) the occurrence of any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of Company for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and such reportable event is not corrected and such determination is not revoked within thirty
               (30) days after notice thereof has been given to the plan administrator or Company; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

         (h) if there shall be any change for any reason whatsoever in the management, ownership or control of Company which shall in the reasonable judgment of Bank adversely affect future prospects for the successful operation of Company; or

         (i) default by Saturn Mexico under the negative pledge letter dated as of the date hereof, concerning Saturn Mexico's land and building located in Juarez, Mexico;

then, or at any time thereafter, unless such default is remedied, Bank may give notice to Company declaring all outstanding indebtedness hereunder and under the Revolving Credit Note to be due and payable, whereupon all indebtedness then outstanding hereunder and under the Revolving Credit Note shall immediately become due and payable without further notice and demand, and Bank shall not make further advances hereunder.

         7.3 If a creditors' committee shall have been appointed for the business of Company; or if Company shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company) and such receiver, trustee or custodian so appointed shall not have been discharged within forty-five (45) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within forty-five

(45) days from its entry, approving any petition for reorganization of Company; then the Revolving Credit Note and all indebtedness then outstanding hereunder shall automatically become immediately due and payable and Bank shall not make further advances under this Agreement.

         7.4 Upon the occurrence and during the continuance of an event of default, unless all of the indebtedness of Company to Bank is then immediately fully paid, Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the Michigan Uniform Commercial Code, under the Security Agreements or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the collateral and to set off against the indebtedness of Company to Bank any amount owing by Bank to Company and/or any property of Company in possession of Bank. Company agrees, upon request of Bank, to assemble the collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Company.

         7.5 All of the indebtedness of Company to Bank shall constitute one loan secured by Bank's security interest in the collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Company to Bank. Upon the occurrence and during the continuance of an event of default which is not cured within the cure period, if any, provided hereunder, Bank may in its sole discretion apply the collateral to any portion of the indebtedness of Company to Bank. The proceeds of any sale or other disposition of the collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the Michigan Uniform Commercial Code (or other applicable law) or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the indebtedness of Company to Bank, first to interest, then to principal, then to other indebtedness of Company to Bank and the surplus, if any, shall be paid over to Company or to such other person or persons as may be entitled thereto under applicable law. Company shall remain liable for any deficiency, which Company shall pay to Bank immediately upon demand.

         7.6 The remedies provided for herein are cumulative to the remedies for collection of the indebtedness of Company to Bank as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Company.


         8.    MISCELLANEOUS

         8.1 This Agreement shall be binding upon and shall inure to the benefit of Company and Bank and their respective successors and assigns; provided, however, that the credit provided hereunder and no obligation of Bank hereunder shall be assignable or otherwise transferrable by Company.

         8.2 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

         8.3   Reserved

         8.4 All notices to Company with respect to this Agreement shall be deemed to be completed upon mailing by certified mail as follows:

         To Company:
         255 Rex Boulevard
         Auburn Hills, Michigan 48326
         Attention: Donald J. Cowie


         To Bank:
         P.O. Box 75000
         Mail Code 3241
         Detroit, Michigan  48275-3241
         Attention: Metropolitan Loan Division C

         8.5 Company shall pay all closing costs and expenses, including, by way of description and not limitation, reasonable outside attorney fees and lien search fees incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All of said amounts required to be paid by Company may, at Bank's option, be charged by Bank as an advance against the proceeds of the Revolving Credit Note. All costs, including attorney fees and auditor fees, incurred by Bank in reviewing, revising, protecting or enforcing any of its or any of the Bank's rights against Company or defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Bank which would not have been asserted were it not for Bank's relationship with Company hereunder or otherwise, shall also be paid by Company.

         8.6 On any default as defined in this Agreement or any default in payment of any liability above mentioned, Bank may, without notice to anyone, declare the Revolving Credit Note due forthwith, take all action, remedial and otherwise, as provided herein or in any Security Agreement or other document, instrument, or agreement of security or of collateral, and collect, deal with and dispose of all or any part of any security without notice in any manner permitted or authorized by the Michigan Uniform Commercial Code or other applicable law (including public or private sale) and after deducting expenses (including reasonable attorneys' fees and expenses)

Bank may apply the proceeds and any deposits or credits in part or full payment of any of said liabilities, whether due or not, in any manner or order Bank elects.

         8.7 This Agreement shall become effective upon the execution hereof by Bank and Company.

         8.8 No amendments or waiver of any provision of this Agreement nor consent to any departure by Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

         8.9 COMPANY AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

         8.10 This Agreement and the Revolving Credit Note have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                                        SATURN ELECTRONICS TEXAS,
                                                     L.L.C.



By: /s/ Jason L. Stoecker                            By: /s/ Donald J. Cowie
   ---------------------                                ----------------------
                                                     Donald J. Cowie

Its: Account Officer                                 Its: Treasurer

                                  SCHEDULE 3.5

                                      None

                                  SCHEDULE 5.4

                                 PERMITTED DEBT



                                      None

                                   EXHIBIT "A"

                              REVOLVING CREDIT NOTE


$5,000,000                                                     Detroit, Michigan
                                                                  April 16, 1998



         On or before June 1, 1999, FOR VALUE RECEIVED, the undersigned, SATURN ELECTRONICS TEXAS, L.L.C., a Texas limited liability company (herein called "Company"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank") at its Main Office at One Detroit Center, Detroit, Michigan, the indebtedness or so much of the sum of Five Million Dollars ($5,000,000) as may from time to time have been advanced and then be outstanding hereunder and under a certain Loan Agreement by and between Company and Bank dated April 16, 1998 (as amended from time to time, herein called "Loan Agreement").

         The indebtedness outstanding under this Note from time to time shall bear interest at a per annum rate equal to Bank's Prime Rate or as otherwise provided in the Loan Agreement. Upon the occurrence of any event of default hereunder or under the Loan Agreement, interest shall accrue on the unpaid balance hereunder at a per annum rate equal to three percent (3%) above the rate otherwise applicable hereunder. Interest shall be payable monthly on the unpaid principal balance from time to time outstanding commencing on May 1, 1998 and on the first day of each month thereafter until June 1, 1999 when the entire unpaid balance of principal and interest shall be due and payable. Interest shall be computed on a daily basis using a year of 360 days for the actual number of days elapsed, and, in such computation, effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate. "Prime Rate" shall mean the rate of interest established by Bank as its prime rate for its borrowers as the same may be changed from time to time, which may not necessarily be Bank's lowest rate for loans. This Note may be prepaid in whole or in part at any time without premium or penalty.

         This Note evidences borrowing under, is subject to, is secured pursuant to, shall be prepaid in accordance with, and may be matured under the terms of the Loan Agreement, to which reference is hereby made. As additional security, Bank is granted a lien on all property and assets (including deposits and other credits) of Company at any time in possession or control of (or owing by) Bank for any purpose.

         All agreements between Company and Bank pertaining to the indebtedness described herein are expressly limited so that in no event whatsoever shall the amount of interest paid or agreed to be paid to Bank exceed the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Loan Agreement, this Note or any other instrument securing this Note or all or any part of the indebtedness secured thereby, at the time performance of such provision shall be due, shall involve exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, the obligation to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under such applicable law, and if, for any reason whatsoever, Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal amount described herein or otherwise owed by Company to Bank (whether or not then due and payable) and not to the payment of interest.

         Notwithstanding anything herein to the contrary, nothing shall limit any rights granted Bank by other instruments or by law.

         COMPANY AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE.


                                                SATURN ELECTRONICS TEXAS, L.L.C.


                                                By:
                                                     ---------------------------
                                                     Donald J. Cowie

                                                Its: Treasurer

                                   EXHIBIT "B"

                 REQUEST FOR DRAW AND CERTIFICATE OF COMPLIANCE


TO:      COMERICA BANK (the "Bank")


         The undersigned hereby requests an advance in the amount of
               DOLLARS ($          ) against the Revolving Credit Note dated
April 16, 1998, of undersigned to the Bank in the face amount of Five Million Dollars ($5,000,000).

         The proceeds of this advance shall be deposited to the Account No.
      of the undersigned with the Bank or as follows:
                                                     ---------------------------
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------.

         The undersigned warrants that no condition exists or event has occurred which constitutes or, with the running of time would constitute a default under that certain Loan Agreement dated April 16, 1998 by and between the undersigned and the Bank.


                                                SATURN ELECTRONICS TEXAS, L.L.C.



                                                By:
                                                   -----------------------------
                                                Its:
                                                    ----------------------------